UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2026

FRESH DEL MONTE PRODUCE INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	333-07708	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o H&C Corporate Services Limited

P.O. Box 1569, 6th Floor, Athena Tower, 71 Fort Street

George Town, Grand Cayman, KY1-1110

Cayman Islands

(Address of Registrant’s Principal Executive Office)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.01 Par Value Per Share	FDP	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2026, Fresh Del Monte Produce Inc. (the “Company” or “FDP”) entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) with Del Monte Foods Holdings Limited and certain of its affiliates (collectively “Del Monte Foods”) that amended the asset purchase agreement by and between the Company and Del Monte Foods, dated February 6, 2026 (the “Original Asset Purchase Agreement,” and as amended by the Amendment, the “Asset Purchase Agreement”). Terms not defined herein shall have the meaning assigned to them in the Asset Purchase Agreement.

The Amendment amended the Original Purchase Agreement to, among other things, (i) provide for the inclusion of additional contracts in the Purchased Contracts and Excluded Contracts schedules; (ii) update the schedule of Del Monte Foods’ employees that were offered employment by FDP or its designee and clarify the benefits to be provided to such employees, (iii) provide for the assumption of certain additional liabilities by FDP, (iv) clarify the post-closing obligations of the parties with respect to certain intercompany loans and Purchased Entities, (v) confirm the obligations of Del Monte Foods with respect to a pre-closing cybersecurity incident, and (vi) make other non-material revisions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Asset Purchase Agreement, the Company agreed to acquire (i) the prepared and packaged foods businesses of Del Monte Foods comprising canned vegetable, tomato, and refrigerated fruit business assets operated under the Del Monte®, S&W®, and Contadina® trademarks, (ii) four US facilities, two facilities in Mexico, and one facility in Venezuela and (iii) global ownership of the Del Monte® brand, which is subject to existing licensing arrangements across different regions and categories (the “Acquisition”). The Acquisition was completed on March 19, 2026 (the “Closing Date”) and the Company paid $285 plus certain assumed liabilities, funded through a combination of cash on hand and availability under the Company’s revolving credit facility.

A description of the material terms of the Original Asset Purchase Agreement can be found in the Company’s Current Report on Form 8-K filed on February 12, 2026, which description is incorporated by reference herein.

The Company is still evaluating the significance of the Acquisition, and the foregoing disclosure shall not be deemed an admission that the significance of the Acquisition requires it to be disclosed in Item 2.01 or that any financial statements are required to be included herein.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

In accordance with paragraph 9.01(a)(3) and the Instructions to Form 8-K, if the Company determines that financial statements are required to be included under Item 9.01(a), the Company will file an amendment to this current report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.

(b) Pro Forma Financial Information

In accordance with paragraph 9.01(b)(2) and the Instructions to Form 8-K, if the Company determines that financial statements are required to be included under Item 9.01(b)(2), the Company will file an amendment to this current report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.

(d) Exhibits.

2.1*	Amendment No. 1 to the Original Asset Purchase Agreement, dated March 19, 2026, by and among the Company and Del Monte Foods (filed herewith).

99.1	Press Release dated March 19, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. FDP agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Del Monte Produce Inc.

Dated: March 25, 2026	By:	/s/ Monica Vicente
Monica Vicente
Senior Vice President and Chief Financial Officer